UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2019

Date of Report (Date of earliest event reported)

RenovaCare, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30156

(Commission File Number)

98-0384030

(I.R.S. Employer Identification No.)

9375 East Shea Blvs.

Suite 107-A

Scottsdale, AZ 85260

(Address of principal executive offices)

(888) 398-0202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001; Preferred Stock, par value $0.00001	RCAR	OTC Pink

Item 1.01. Entry into a Material Definitive Agreement

On June 4, 2019 RenovaCare, Inc. (the “Company”) and Roger Esteban-Vives (“REV”), executed an executive services consulting agreement, effective June 1, 2019, a form of which is attached as Exhibit 10.1 hereto, in which REV, will serve as the Company’s Vice President of Research & Product Development. Pursuant to an Executive Services Consulting Agreement, Dr. Esteban-Vives will be compensated $10,000 per month and, at the discretion of the Board, he shall be eligible for equity stock options or equity awards pursuant to the Company's equity incentive compensation plans in effect from time to time.

Between November 2016 and June 2019, Dr. Esteban-Vives served as a Director of Cell Sciences for the Company, during which time he interacted with regulatory agencies and provided support for the investigation, evaluation, and development of new clinical indications and protocols. Between October

2010 and August 2016, Dr. Esteban-Vives was a Research Associate at the McGowan Institute of Regenerative Medicine, University of Pittsburgh (Pittsburgh, USA). During this time he was involved in the research, investigation, experimentation, and implementation of clinical protocols to treat burn patients using a combination of autologous epidermal-dermal skin cell isolation, and cell-spray technology.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

No.	Description
10.1	Executive Services Consulting Agreement, dated June 4, 2019, and effective June 1, 2019, by and between RenovaCare, Inc. and Roger Esteban-Vives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 10, 2019.

RenovaCare, Inc.

By: /s/ Harmel Rayat________________________

Name: Harmel Rayat

Title: Chief Executive Officer and Chairman